UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 19, 2016
________________________
EMC CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-9853	04-2680009
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

176 South Street Hopkinton, Massachusetts (Address of principal executive offices)		01748 (Zip Code)
Registrant's telephone number, including area code: (508) 435-1000

N/A
(Former Name or Former Address, if changed since last report)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

EMC Corporation’s Special Meeting of Shareholders was held on July 19, 2016. The shareholders approved the Agreement and Plan of Merger, dated as of October 12, 2015, as amended by the First Amendment to Agreement and Plan of Merger, dated as of May 16, 2016, as so amended and as it may be amended from time to time, referred to collectively as the merger agreement, among Denali Holding Inc., referred to as Denali, Dell Inc., Universal Acquisition Co., referred to as Merger Sub, and EMC Corporation, referred to as EMC, pursuant to which Merger Sub will be merged with and into EMC, and EMC will continue as a wholly owned subsidiary of Denali (which transaction is referred to as the merger); provided advisory approval of the compensation payments that will or may be paid by EMC to its named executive officers in connection with the merger; and approved the adjournment of the special meeting, if necessary or appropriate. The results of the votes for each of these proposals were as follows:

1.	Approval of the merger agreement:

For:	1,453,348,998
Against:	15,589,879
Abstain:	9,835,361
Broker Non-Votes:	—

2.	Approval, on a non-binding, advisory basis, of the compensation payments that will or may be paid by EMC to its named executive officers in connection with the merger:

For:	1,368,086,257
Against:	77,325,635
Abstain:	33,362,346
Broker Non-Votes:	—

3.	Approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the merger agreement:

For:	1,343,178,397
Against:	124,974,480
Abstain:	10,621,361
Broker Non-Votes:	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC CORPORATION

By:	/s/ Paul T. Dacier
Paul T. Dacier
Executive Vice President and General Counsel

Date:    July 21, 2016